Exhibit 21 – List of Subsidiaries

LaSalle Hotel Properties

LaSalle Hotel Operating Partnership

LHO Hollywood Financing, Inc. (QRS)

LHO New Orleans Financing, Inc.

LHO Financing, Inc.

LHO Hollywood LM, LP

LHO New Orleans LM, LP

LHO Financiing Partnership I, LP

LHO Viking Hotel, LLC

LHO Harborside Hotel, LLC

LHO Mission Bay Hotel, LP

LaSalle Washington One Lessee, Inc

LaSalle Washington Two Lessee, Inc

LaSalle Washington Three Lessee, Inc

LaSalle Washington Four Lessee, Inc

LHO Washington Five Lessee, LLC

LHO Washington Hotel One, LLC

LHO Washington Hotel Two, LLC

LHO Washington Hotel Three, LLC

LHO Washington Hotel Four, LLC

I&G Capital, LLC

LaSalle Hotel Lessee, Inc.

LHO Dallas One Lessee LLC

LHO Dallas Beverages, Inc

LHO Bloomington One Lessee, LLC

LHO Carlyle 540, LLC

Chicago 540 Hotel, LLC

540 Leaseco, LLC

Chicago 540 Lessee, Inc.

LHO Leesburg One Lessee, Inc

LHO Washington Hotel Six, LLC

LHO Washington Six Lessee, Inc

LHO Indianapolis One Lessee, LLC

LHO Indianapolis Hotel One MM LLC

LHO Indianapolis Hotel One CMM Inc

LHO Indianapolis Hotel One LLC

LHO Alexandria One, LLC

LHO Alexandria One Lessee, LLC

LHO Santa Cruz Hotel One, LLC

LHO San Diego Hotel One, LLC

LHO San Diego Hotel One, L.P

LHO Santa Cruz Hotel One, L.P.

LHO San Diego One Lessee, Inc

LHO Santa Cruz One Lessee, Inc.

LHO Grafton Hotel, L.P.

LHO Grafton Hotel Lessee, Inc.

LHO Grafton Hotel, L.L.C.

LHO Onyx One Lessee, L.L.C.

LHO Onyx Hotel One, L.L.C.